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                                                                     EXHIBIT 4.1

                 NIKE, INC. OFFICERS' CERTIFICATE PURSUANT TO
                    SECTIONS 2.2 AND 10.4 OF THE INDENTURE

     Robert S. Falcone and Lindsay D. Stewart do hereby certify that they are the Vice President and Chief Financial Officer, and Vice President and Assistant Secretary, respectively, of NIKE, Inc., an Oregon corporation (the "Company") and do further certify, pursuant to resolutions of the Board of Directors of the Company adopted on June 14, 1996 (the "June Board Resolutions") and September 16, 1996 (the "September Board Resolutions") and resolutions of the Executive Committee of the Company adopted by written consent on November 8, 1996 (the "Executive Committee Resolutions") (collectively, the "Resolutions"), pursuant to Sections 2.2 and 10.4 of the Indenture (the "Indenture") dated as of December 13, 1996 between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), as follows:

          (a)  Attached hereto as Annex A is a true and correct copy of a
                                  -------
     specimen of the Company's Fixed Rate Medium-Term Notes (the "Fixed Rate Notes"); and attached hereto as Annex B is a true and correct copy of a
                                     -------
     specimen of the Company's Floating Rate Medium-Term Notes (the "Floating Rate Notes", and together with the Fixed Rate Notes, the "Notes").

          (b) The Specified Currency, Authorized Denomination, Index Currency, Principal Amount, Default Rate, Original Issue Date, Stated Maturity, Redemption Commencement Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, and Optional Repayment Date or Dates, if any, Original Issue Discount, if applicable, and, in the case of Fixed Rate Notes and Floating Rate/Fixed Rate Notes, the Interest Rate, the Interest Payment Date or Dates (if other than March 1 and September 1 of each year), the Record Date or Dates (if other than February 15 and August 15 of each year), the Exchange Rate Agent (if other than the Trustee) and any other applicable terms that may be specified with respect to any Fixed Rate Note or any Floating Rate/Fixed Rate Note pursuant to the terms thereof, and, in the case of Floating Rate Notes and Floating Rate/Fixed Rate Notes, the Interest Rate Basis or Bases, the Index Maturity (if applicable), the Initial Interest Rate, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Interest Payment Date or Dates, the Regular Record Date or Dates, the Initial Interest Reset Date, the Interest Reset Date or Dates, the Interest Reset Period, the Interest Determination Date, the Spread and/or Spread Multiplier, if any, the Interest Category, the Day Count Covention, the Calculation Agent and the Exchange Rate Agent (if other than the Trustee) and any other applicable terms that may be specified with respect to any Floating Rate Note or any Floating Rate/Fixed Rate Note, shall be determined by any one of the officers of the Company listed in Attachment A hereto (each a "Designated
                                       ------------
     Officer"), and such terms shall be set forth in the applicable Note.

          (c) Each of the Designated Officers and the persons listed in Attachment B hereto is hereby authorized to communicate, from time to time
     ------------
     through the use of facsimile transmission or by telephone (immediately confirmed in writing at any time
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     on the same date), the foregoing terms of any Note and any additional terms of forms of Notes permissible under the Indenture and any other instructions related thereto to the Trustee or any authenticating agent or paying agent regarding the completion and delivery of such Note.

          (d) The Trustee and any authenticating agent and paying agent shall be entitled to rely on the information provided to it or them in accordance with paragraphs (b) and (c) above until such time as the Trustee and such authenticating agent and paying agent receive a subsequent certificate from the Company deleting or amending any of the information set forth therein.

          (e) The Fixed Rate Notes and the Floating Rate Notes, when completed as contemplated by paragraphs (b) and (c) above, will set forth the terms required to be set forth in this certificate pursuant to Section 2.2 of the Indenture, and said terms are incorporated herein by reference.

          (f)  Attached hereto as Annex C are true and correct copies of the
                                  -------
     Resolutions.

          (g)  Attached hereto as Annex D are true copies of the letters
                                  -------
     addressed to the Trustee entitling the Trustee to rely on the Opinions of Counsel attached thereto, which Opinions relate to the Notes and comply with Section 10.4(b) of the Indenture.

          (h) Each of the undersigned has reviewed the provisions of the Indenture, including the covenants and conditions precedent pertaining to the issuance of the Notes.

          (i) In connection with this certificate each of the undersigned has examined documents, corporate records and certificates and has spoken with other officers of the Company.

          (j) Each of the undersigned has made such examination and investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions precedent of the Indenture pertaining to the issuance of the Notes have been complied with.

          (k) In our opinion all of the covenants and conditions precedent provided for in the Indenture for the issuance of the Notes have been complied with.

          Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

                                       2
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               IN WITNESS WHEREOF, each of the undersigned officers has executed this certificate this 23rd day of April 1997.



                                       _____________________________________
                                       Name:   Robert S. Falcone
                                       Title:  Vice President and
                                               Chief Financial Officer




                                       _____________________________________
                                       Name:   Lindsay D. Stewart
                                       Title:  Vice President and
                                               Assistant Secretary
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                                 ATTACHMENT A
                           TO OFFICERS' CERTIFICATE
              PURSUANT TO SECTIONS 2.2 AND 10.4 OF THE INDENTURE


          The Designated Officers referred to in paragraph (b) of the above-referenced Officers' Certificate shall be as follows:


                                     Title                 Specimen Signature
                                     -----                 ------------------
Robert S. Falcone            Vice President and Chief
                             Financial Officer             _____________________

Lindsay D. Stewart           Vice President and
                             Assistant Secretary           _____________________


Marcia A. Stilwell           Treasurer                     _____________________

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                                 ATTACHMENT B
                                 ------------
                           TO OFFICERS' CERTIFICATE
              PURSUANT TO SECTIONS 2.2 AND 10.4 OF THE INDENTURE


                                     Title                 Specimen Signature
                                     -----                 ------------------

Marcia A. Stilwell           Treasurer                     _____________________

Bob W. Woodruff              Director, Global Cash
                             and Banking                   _____________________